Summary
Description
Count
UPB
% of Total UPB
Current 7639 $1,405,609,506.75 92.09%
Delinq 822 $120,607,129.00 7.90%
Total 8461 $1,526,216,635.75
Average UPB $180,382.54 WAM(Months) 349
WACLTV 83.71% WAC 7.14%
Del Trigger Target Actual n/a
Loan with Pre.
Penalties
Loss Severity 0.00% Pymt Velocity
Rate Type Stratification
Description
Count
UPB
% of Total UPB
ARM 6031 $1,204,983,338.76 78.95%
Fixed Rate 2430 $321,233,296.99 21.04%
Top 5 States
State
Count
UPB
% of Total UPB
CA 1413 $465,725,858.46 30.51%
FL 734 $124,546,421.54 8.16%
AZ 606 $87,540,740.38 5.73%
IL 552 $97,645,404.38 6.39%
TX 463 $50,886,477.93 3.33%
LTV Stratification
Range
Count
UPB
% of Total UPB
< 65% 472 $57,493,614.95 3.76%
65% - < 75% 485 $89,526,973.41 5.86%
75% - < 85% 3066 $604,202,603.21 39.58%
85% - < 95% 3766 $718,470,291.81 47.07%
95% - < 100% 410 $27,889,237.64 1.82%
> 100% 262 $28,633,914.73 1.87%
FICO Stratification
Range
Count
UPB
% of Total UPB
N/A 8300 $1,501,333,137.17 98.36%
300 - < 400 0 $0.00 0.00%
400 - < 500 12 $2,252,164.75 0.14%
500 - < 600 85 $11,469,352.67 0.75%
600 - < 700 58 $9,927,016.05 0.65%
700 - < 850 6 $1,234,965.11 0.08%
UPB Stratification
Range
Count
UPB
% of Total UPB
0 - < $25K 146 $3,615,431.91 0.23%
$25K - < $75K 1525 $83,056,885.95 5.44%
$75K - < $150K 2967 $328,417,780.43 21.51%
$150K - < $200K 1132 $195,680,308.11 12.82%
> $200K 2691 $915,446,229.35 59.98%
Interest Rate Stratification
Range
Count
UPB
% of Total UPB
0% - < 5% 1 $331,456.70 0.02%
5% - < 10% 7943 $1,500,916,223.36 98.34%
10% - < 15% 517 $24,968,955.69 1.63%
Lien Position Stratification
Position
Count
UPB
% of Total UPB
1 7923 $1,501,327,503.73 98.36%
2 538 $24,889,132.02 1.63%
Variable Rate Loans by Index
Index
Count
UPB
% of Total UPB
6 Mo. LIBOR 6028 $1,204,482,047.28 78.91%
1 Yr. Treas 3 $501,291.48 0.03%
Losses
Prior Losses $0.00
Current Month
L
$0.00
G
$0.00
Total Losses $0.00
Cum. Loss Trig
Target
Actual n/a %
Loan Statistics Dashboard (OTS)
Date: 11/22/2005 12:31:01 PM Deal Number: SAIL 2005-HE1 Report As of: 10/30/2005
Contact Us:
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